SECURITIES AND EXCHANGE COMMISSION



                       Washington, D.C.  20549



                               Form 8-K



                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: January 7, 1998



                   NEW ENGLAND BUSINESS SERVICE, INC.
                   ----------------------------------
          (Exact name of registrant as specified in its charter)





Delaware                          1-11427           04-2942374
--------                       -------------    -------------------
(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)    Identification No.)



        500 Main Street, Groton, MA                     01471
    ------------------------------------------------------------
    (Address of principal executive offices)          (ZIP Code)



Registrant's telephone number, including area code:  (978) 448-6111
                                                     --------------

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On December 23, 1997, New England Business Service, Inc. ("NEBS") acquired from CSS Industries, Inc. all of the outstanding common stock of Rapidforms Inc. ("Rapidforms") for consideration of approximately $80,000,000 in cash. The source of the cash for the purchase price was a loan made to NEBS in the ordinary course of business under a revolving line of credit with BankBoston, N.A. and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

Rapidforms and its subsidiaries collectively sell standard business forms, stationery, merchandising products and office supplies primarily by direct mail to small businesses throughout the United States. Rapidforms' headquarters are located in Thorofare, New Jersey, with subsidiaries located in Bridgeton, New Jersey and Santa Fe Springs, California.

In negotiating the amount of consideration to be paid for the stock of Rapidforms, NEBS considered, among other things, the following factors with respect to Rapidforms: historical and projected financial results, the quality and performance of management, the market values of comparable public companies, and the projected financial performance of Rapidforms and NEBS on a combined basis.

There is no material relationship between NEBS and Rapidforms or any of their respective officers, directors or stockholders, other than the Stock Purchase Agreement pursuant to which the acquisition was made and the other agreements pertaining thereto.

Item 5.  Other Events.
----------------------

NEBS entered into a Revolving Credit Agreement, dated as of December 18, 1997, with BankBoston N.A. and Fleet National Bank (together with certain other financial institutions, the "Banks"), BankBoston, N.A., as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks. The Revolving Credit Agreement is an amendment of an agreement previously entered into on March 26, 1997 that provided a revolving line of credit of $60,000,000, and now provides for a revolving line of credit to NEBS of $135,000,000.

Item 7.  Financial Statements and Exhibits
------------------------------------------
(a)   Financial Statements of Business Acquired

      Rapidforms, Inc. and Subsidiaries

        Consolidated Financial Statements for the Years Ended
        December 31, 1996 and 1995 and Report of Independent
        Public Accountants


(b)   Pro Forma Financial Information

      Pro Forma Combined Condensed Financial Statements

      Pro Forma Combined Condensed Consolidated Balance Sheet as of
        September 27, 1997
      Pro Forma Combined Consolidated Statement of Income for the
        Year Ended June 28, 1997
      Pro Forma Combined Consolidated Statement of Income for the
        Three Months Ended September 27, 1997
      Notes to Pro Forma Combined Condensed Financial Statements

(c)  Exhibits

Exhibit Number
--------------

2.1   Stock Purchase Agreement by and among New England Business
      Service, Inc. and CSS Industries, Inc. dated as of December
      5, 1997.

2.2 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Stock Purchase Agreement.

10.1 Revolving Credit Agreement dated as of December 18, 1997, by and among New England Business Service, Inc., BankBoston N.A. and Fleet National Bank (together with certain other financial institutions, the "Banks"), BankBoston, N.A., as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks.

10.2 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Revolving Credit Agreement.

23.1  Consent of Independent Accountants.

                    ARTHUR ANDERSEN LLP













          RAPIDFORMS, INC. AND SUBSIDIARIES
          CONSOLIDATED FINANCIAL STATEMENTS
          AS OF DECEMBER 31, 1996
          TOGETHER WITH AUDITORS' REPORT

                 ARTHUR ANDERSEN LLP


       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Directors,
Rapidforms, Inc.:

We have audited the accompanying consolidated balance sheets of Rapidforms, Inc. (a New Jersey corporation and subsidiary of CSS Industries, Inc.) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rapidforms, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                              /s/ Arthur Andersen LLP
                              -----------------------
Philadelphia, PA.,
  February 13, 1997

RAPIDFORMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
__________________________________________________________________________________________________________________________
                                                                    LIABILITIES AND
        ASSETS                    1996        1995              SHAREHOLDER'S INVESTMENT           1996         1995
        ------               ------------  ------------         ------------------------      -------------  -----------
CURRENT ASSETS:                                         CURRENT LIABILITIES:
  Cash and cash equivalents  $     65,233  $    184,973   Bank overdraft                       $         -   $   608,671
  Accounts receivable, less                               Current portion of long-term debt         100,000    4,436,804
    allowance for doubtful                                Notes payable                             888,995    1,022,712
    accounts of $897,375                                  Loan payable to affiliate               7,501,839    9,891,921
    and $820,270                9,288,744    10,139,200   Accounts payable                        4,238,370    4,793,098
  Inventories                   9,049,900     9,472,948   Customer advances                         159,247      253,485
  Prepaid expenses              2,035,845     2,482,877   Accrued expenses                        4,768,260    3,574,243
  Prepaid income taxes                 -        385,027   Accrued moving and relocation              13,342      262,105
  Deferred income taxes         1,156,318     1,049,255   Income taxes payable                      143,219           -
                             ------------  ------------                                        ------------  -----------
       Total current assets    21,596,040    23,714,280   Total current liabilities              17,813,272   24,843,039
                             ------------  ------------                                        ------------  -----------
                                                        LONG-TERM DEBT                              850,000      949,999
                                                                                               ------------  -----------
PROPERTY AND EQUIPMENT:                                 DEFERRED INCOME TAXES                     2,866,495    2,706,700
  Land                            965,000       965,000                                        ------------  -----------
  Buildings                     8,576,737     8,498,395 MINORITY INTEREST                           557,368      465,233
  Machinery and equipment      19,576,926    17,528,454                                        ------------  -----------
  Leasehold improvements          533,795       508,851 COMMITMENTS AND CONTINGENCIES
                             ------------  ------------  (See Note 10)
                               29,652,458    27,500,700 SHAREHOLDERS' INVESTMENT:
  Less- Accumulated                                         Class A, $.01 par value per
    depreciation and                                          share, authorized 2,000,000
    amortization               14,397,677    12,466,761       shares; issued and outstanding
                             ------------  ------------       818,500 shares                          8,185        8,185
                               15,254,781    15,033,939     Class B, $.01 par value per
                             ------------  ------------       share, authorized 1,000,000
                                                              shares; issued and outstanding
                                                              181,500 shares                          1,815        1,815
                                                            Capital in excess of par value        2,767,941    2,265,694
                                                            Retained earnings                    39,010,829   35,701,537
  OTHER ASSETS                     82,519        47,807     Cumulative translation adjustment      (188,408)    (463,164)
                                                                                              ------------- ------------
                                                                                                 41,600,362   37,514,067
                                                            Less- Treasury stock-110,350 and
  INTANGIBLE ASSETS, less                                     107,050 shares of Class B,
    accumulated amortization                                  at cost, respectively              (1,646,665)  (1,404,688)
    of $4,276,814 and                                                                          ------------  -----------
    $2,876,371                 25,107,492    26,278,324          Total shareholders' investment  39,953,697   36,109,379
                             ------------  ------------                                        ------------  -----------
                             $ 62,040,832  $ 65,074,350                                        $ 62,040,832  $65,074,350
                             ============  ============                                        ============  ===========





               The accompanying notes are an integral part of these statements

                   RAPIDFORMS, INC.AND SUBSIDIARIES
                   --------------------------------
                  CONSOLIDATED STATEMENTS OF INCOME
                  ----------------------------------
                                                    For the
                                             Year Ended December 31
                                          -----------------------------
                                              1996             1995
                                          -----------       -----------
NET SALES                                 $89,027,655       $86,138,757

COSTS AND EXPENSES:
   Cost of sales                           40,032,810        37,628,823
   Advertising and promotion               19,746,314        19,213,277
   General and administrative              20,333,525        18,565,415
                                          -----------       -----------
          Operating Income                  8,915,006        10,731,242

OTHER (INCOME) EXPENSE:
   Interest expense, net of interest
   income of $1,182 and $1,662                947,808         1,152,584
   Other, net                                  26,381          (247,268)
                                          -----------       -----------
INCOME BEFORE INCOME TAXES
   AND MINORITY INTEREST                    7,940,817         9,825,926

INCOME TAXES                                3,292,670         4,006,597
                                          -----------       -----------
INCOME BEFORE MINORITY INTEREST             4,648,147         5,819,329

MINORITY INTEREST                              93,345            84,663
                                          -----------       -----------
NET INCOME                                $ 4,554,802       $ 5,734,666
                                          ===========       ===========

     The accompanying notes are an integral part of these statements

                          RAPIDFORMS, INC. AND SUBSIDIARIES
                          ----------------------------------
                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
                  ---------------------------------------------------
                     FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                     ----------------------------------------------
                                      Common Stock    Capital in              Cumulative                 Total
                                    ----------------   Excess of  Retained   Translation   Treasury    Shareholders'
                                    Class A  Class B   Par Value  Earnings   Adjustment     Stock      Investment
                                    ------- --------  ---------- ----------- ----------- -----------  ------------
BALANCE, JANUARY 1, 1995            $ 8,185 $ 1,815   $2,218,133 $31,217,001 $(471,172)  $(1,442,063)  $31,531,899

  Exercise of stock options             -       -         47,561         -         -          37,375        84,936
  Net Income                            -       -            -     5,734,666       -             -       5,734,666
  Cash dividends--$1.40 per share       -       -            -    (1,250,130)      -             -      (1,250,130)
  Currency translation adjustment       -       -            -           -       8,008           -           8,008
                                    ------- --------  ---------- ----------- ----------- -----------   -----------
BALANCE DECEMBER 31, 1995             8,185   1,815    2,265,694  35,701,537  (463,164)   (1,404,688)   36,109,379

  Exercise of stock options             -       -         57,247         -        -           43,125       100,372
  Purchase of stock                     -       -            -           -        -         (285,102)     (285,102)
  Net income                            -       -            -     4,554,802      -              -       4,554,802
  Cash dividends--$1.40 per share       -       -            -    (1,245,510)     -              -      (1,245,510)
  Currency tranlation adjustment        -       -            -           -     274,756           -         274,756
  Contribution from parent
   (see Note 11)                        -       -        445,000         -        -              -         445,000
                                    ------- --------  ---------- ----------- ----------- -----------   -----------
BALANCE DECEMBER 31, 1996           $ 8,185 $ 1,815   $2,767,941 $39,010,829 $(188,408)  $(1,646,665)  $39,953,697
                                    ======= ========  ========== =========== =========== ===========   ===========

               The accompanying notes are an integral part of these statements

                      RAPIDFORMS, INC. AND SUBSIDIARIES
                      ----------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                                                          For the
                                                                    Year Ended December 31
                                                                 -------------------------
                                                                    1996           1995
                                                                 -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $ 4,554,802   $ 5,734,666
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization                                  3,737,460     3,212,905
    Minority interest                                                 93,345        84,663
    Provision for doubtful accounts                                  478,271       352,165
    Gain on disposal of property and equipment                        (2,208)       (7,198)
    Deferred tax provision                                           119,438     1,193,980
  Changes in assets and liabilities, net of effects of
    purchase of subsidiary--
    Decrease (increase) in accounts receivable                       461,143    (1,770,481)
    Decrease (increase) in inventories                               519,990    (2,197,012)
    Decrease (increase) in prepaid expenses and other assets         430,487      (293,627)
    Decrease (increase) in prepaid income taxes                      385,027      (278,664)
    Increase (decrease) in accounts payable and other accruals       100,389    (3,976,807)
    Increase in income taxes payable                                 143,219            -
                                                                 -----------   -----------
       Total adjustments                                           6,466,561    (3,680,076)
                                                                 -----------   -----------
       Net cash provided by operating activities                  11,021,363     2,054,590
                                                                 -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITES:
  Additions to property and equipment                             (2,528,402)   (3,852,161)
  Purchase of net assets of business                                      -     (1,057,683)
  Proceeds from disposal of property and equipment                    40,371        29,339
  Acquisition of minority interest                                        -        (16,368)
                                                                 -----------   -----------
        Net cash used for investing activities                    (2,488,031)   (4,896,873)
                                                                 -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan payable to affiliate, net                                  (1,945,082)    2,152,719
  Proceeds from exercise of stock options                            100,372        84,936
  Proceeds from exercise of stock options at subsidiaries             16,704        24,309
  Payments on long-term debt                                      (4,654,632)     (191,475)
  Dividends paid                                                  (1,263,425)   (1,266,119)
  Proceeds from short-term borrowings                                     -        611,660
  (Decrease) increase in bank overdraft                             (608,671)      608,671
  Purchase of treasury stock                                        (285,102)           -
                                                                 -----------   -----------
        Net cash (used for) provided by financing activities      (8,639,836)    2,024,701
                                                                 -----------   -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                              (13,236)       30,281
                                                                 -----------   -----------
        Decrease in cash and cash equivalents                       (119,740)     (787,301)
                                                                 -----------   -----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       184,973       972,274
                                                                 -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              65,233       184,973
                                                                 ===========   ===========

             The accompanying notes are an integral part of these statements

                       RAPIDFORMS, INC. AND SUBSIDIARIES
                       ----------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995
                     --------------------------------------

1. THE COMPANY:

Rapidforms, Inc. is a subsidiary of CSS Industries, Inc. ("CSS"). Rapidforms, Inc. and its subsidiaries (the "Company") collectively sell standard business forms, stationery, merchandising products and office supplies primarily by direct mail.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the Company.
All significant intercompany transactions and accounts have been eliminated in consolidation.

Pervasiveness of Estimates
--------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
----------------------------

The assets and liabilities of the Company's U.K. subsidiary are translated into U.S. dollars at the year-end exchange rate; income and expense items are translated at average exchange rates during the year. Translation adjustments are charged or credited to a separate component of shareholders' investment.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents for the purpose of determining cash flows. At December 31, 1996 and 1995, there were no cash equivalents.

                                    -2-
Inventories
-----------

Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of the following:

                                                   December 31
                                           ---------------------------
                                               1996           1995
                                           ------------   ------------
        Raw Materials                      $  1,000,809   $  2,771,158
        Work-in-process                          55,028        322,886
        Finished Goods                        7,994,063      6,378,904
                                           ------------   ------------
                                           $  9,049,900   $  9,472,948
                                           ============   ============

Advertising Materials
---------------------

Product catalogs for direct mail solicitation are revised several times each year and printed in large quantities. The cost of such catalogs are expensed when mailed. The direct costs of preparation, printing and binding related to unmailed catalogs and catalogs in the process of completion were $1,586,504 and $2,321,581 at December 31, 1996 and 1995, and are included in prepaid expenses.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation for financial reporting purposes is computed on the straight-line method, based on the following estimated useful lives:

        Buildings                           10-40 years
        Machinery and equipment              3-10 years
        Leasehold improvements               Lease term

Depreciation for income tax reporting purposes is computed using accelerated methods.

When property is retired or otherwise disposed of, the related cost and accumulated depreciation is eliminated from the accounts. Any gain or loss from disposition of property and equipment is included in operating income. Maintenance and repairs are charged to operations as incurred. Improvements are capitalized and depreciated over their estimated useful lives.

Intangible Assets
-----------------

Intangible assets consist primarily of customer lists and goodwill and are being amortized using the straight-line method over five to forty years.

                                   -3-
Income Taxes
------------

The Company's results are included in the consolidated federal income tax return filed by CSS. Accordingly, its liability or benefit related to federal income taxes is computed on a separate company basis and is payable to or receivable from CSS.

Supplemental Disclosures of Cash Flow Information
-------------------------------------------------

Cash paid during the years ended December 31, 1996 and 1995, is as follows:
                                                1996               1995
                                             -----------       -----------
        Interest                             $   952,456       $ 1,124,075
        Income taxes, net                    $ 2,960,416       $ 3,095,027

The following table displays noncash net assets that were acquired as a result of the acquisition discussed in Note 3:
                                                             December 31,
                                                                 1995
                                                             -----------
        Assets:
           Accounts receivable, net                          $   196,419
           Inventory                                              24,073
           Property and equipment                                204,006
           Goodwill and other intangible assets                  762,943
           Other assets                                            8,940
                                                             -----------
                                                               1,196,381
        Less:
           Accounts payable                                       (6,877)
           Accrued liabilities                                  (131,821)
                                                             -----------
              Net investing activity                         $ 1,057,683
                                                             ===========

The capital contribution from CSS discussed in Note 11 is treated as a noncash financing activity in the accompanying consolidated statements of cash flows.

New Accounting Pronouncements
-----------------------------

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in 1996. This statement requires review and measurement methods to calculate impairment of long-lived assets, including certain identifiable intangibles and goodwill. The statement also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this statement did not have a material impact on the Company's financial condition or results of operations (see Note 3).

                                   -4-
The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," during 1996. See Note 6.

3. ACQUISITIONS:
----------------

In December 1995, the Company acquired certain assets and liabilities of Joy Art Company, Inc. for $898,000 in cash. In addition, the Company agreed to pay $160,000 over two years for a covenant not to compete. The purchase price was allocated to the fair value of the assets acquired with the excess of $762,943 allocated to customer lists which is being amortized over 10 years.

During 1996, the Joy Art Company lost one of its two major customers. As a result of the loss, the Company wrote off approximately $128,000 of goodwill related to this customer.

4. BORROWINGS:
--------------

Long-term debt consists of the following:

                                              December 31
                                      --------------------------
                                           1996          1995
                                      ------------  ------------
        Mortgage note payable         $       ---   $  4,286,803
        Economic development bonds         950,000     1,100,000
                                      ------------  ------------
                                           950,000     5,386,803
        Less - Current portion        $    100,000  $  4,436,804
                                      ------------  ------------
                                      $    850,000  $    949,999
                                      ============  ============

During 1988, a subsidiary of the Company refinanced economic development bonds that were originally issued for the construction of a manufacturing, office and warehousing facility and the purchase of new equipment. The bonds were issued in the amount of $1,700,000. Interest is payable monthly at 80% of the prime rate. The terms of the bonds, among other things, provide for a first mortgage on the subsidiary's facility, a security interest in equipment of the subsidiary, and a guarantee from the Company.

In 1996, the Company paid off the remaining portion of a $4,500,000 mortgage note that became due on March 31, 1996.

The Company's U.K. subsidiary had a 500,000 Pound Sterling loan facility with interest rates ranging from 8.0% to 8.3% at yearend. The balance outstanding at December 31, 1996, was $888,995. See Note 12.

                                     -5-
Annual principal payments required under long-term debt are as follows:
        1997                                     $  100,000
        1998                                        100,000
        1999                                        100,000
        2000                                        100,000
        2001                                        100,000
        2002 and thereafter                         450,000
                                                -----------
                                                $   950,000
                                                ===========

5. SHAREHOLDERS' INVESTMENT:
----------------------------

Class A and Class B common stock have voting rights of four and one votes per share, respectively. All of the Class A common shares are owned by CSS.

The Company purchased 7,050 shares of Class B common stock in 1996 from two officers at a cost of $285,102.

6.  INCENTIVE STOCK OPTIONS:
----------------------------

The Company has an incentive stock option plan whereby 80,000 Class B common shares may be issued to key management personnel at fair market value. The options are excercisable at the rate of 25% per year commencing one year after the date of grant. Following is a summary of option transactions:

                                        Number           Option Price
                                       of Shares          Per Share
                                       ---------       ---------------
        January 1, 1995                  13,500        $ 23.55 - 30.36
        Granted                           1,000              35.44
        Exercised                        (3,250)         23.55 - 30.36
                                       --------        ---------------
        December 31, 1995                11,250        $ 23.55 - 35.44
        Granted                           2,000              40.44
        Exercised                        (3,750)         23.55 - 30.36
        Canceled                           (750)             25.99
                                       --------        ---------------
        December 31, 1996                 8,750        $ 23.55 - 40.44
                                       ========        ===============

At December 31, 1996, 4,875 options were exercisable and 21,250 options were available for grant.

During 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," using the pro forma disclosure method of adoption. SFAS No. 123 requires the Company to remeasure compensation cost of the stock option plan using the fair value method and disclose the effect on net income. The statement allows the Company to continue to measure compensation cost under APB No. 25, "Accounting for Stock Issued to Employees," for

                                      -6-
financial reporting purposes. The effect of adoption of this pronouncement was not material.

7. INCOME TAXES:
----------------

The Company follows the tenets of SFAS No. 109, "Accounting for Income Taxes." This statement utilizes a balance sheet approach in the financial reporting for income taxes. Deferred tax balances will be regularly adjusted to reflect the current year estimate of future tax payments.

The deferred tax effect of temporary differences giving rise to the Company's deferred income tax assets and liabilities are as follows:

                                                 December 31
                                          -------------------------
                                             1996          1995
                                          -----------   -----------
        Deferred tax assets:
           Accounts receivable reserve    $   296,419   $   285,148
           Inventory valuation reserve        502,660       411,411
           Other reserves                     357,239       352,696
                                          -----------   -----------
                                          $ 1,156,318   $ 1,049,255
                                          ===========   ===========
        Deferred tax liabilities:
           Amortization and depreciation  $ 2,575,113   $ 2,604,697
           Other                              291,382       102,003
                                          -----------   -----------
                                          $ 2,866,495   $ 2,706,700
                                          ===========   ===========

Income tax expense consists of the following:

                                                 December 31
                                          -------------------------
                                             1996          1995
                                          -----------   -----------
        Current:
           Federal                        $ 2,710,142   $ 2,157,292
           State                              463,090       655,325
                                          -----------   -----------
                                            3,173,232     2,812,617
                                          -----------   -----------
        Deferred:
           Federal                             (4,998)    1,164,881
           State                              124,436        29,099
                                         ------------   -----------
                                              119,438     1,193,980
                                         ------------   -----------
        Income tax expense                $ 3,292,670   $ 4,006,597
                                         ============   ===========

                                      -7-
A reconciliation of the effective income tax rate with the statutory federal income tax rate follows:

                                                        December 31
                                                    -------------------
                                                      1996       1995
                                                    --------   --------
        Statutory rate                                35.0%      35.0%
        State income taxes, net of federal benefit     4.8        4.5
        Goodwill amortization                           .6         .5
        Other, primarily nondeductible
           foreign losses                              1.1         .8
                                                    --------   --------
                                                      41.5%      40.8%
                                                    ========   ========

8. EMPLOYEE BENEFIT PLANS:
--------------------------

The Company and its subsidiaries have profit sharing plans covering substantially all employees that accumulate funds for employees' retirement. Annual contributions to the plans are authorized by the Board of Directors. Profit sharing expense was $682,312 and $508,803 in 1996 and 1995, respectively.

On January 1, 1995, the Company implemented the Rapidforms Inc. 401(k) Plan. Under this plan, the Company matches 50% of employee contributions up to 4% of the employee's salary, as defined. The Company contributed $208,191 and $165,856 in 1996 and 1995, respectively, related to this plan.

9. LEASES:
----------

Subsidiaries lease certain land, building and equipment. These leases are classified as operating leases, and the longest has a remaining term through 2001.

Total rental expense under lease agreements for 1996 and 1995 was $462,747 and $416,669, respectively. In addition to the annual rental, the Company is required to pay all real estate taxes, insurance, utilities, etc., relating to these properties and equipment.

The future minimum lease payments under operating leases outstanding as of December 31, 1996 (excluding Rapidforms Limited; see Note 12), are as follows:

        1997                            $310,032
        1998                             289,056
        1999                             295,029
        2000                             285,001
        2001                             143,173
                                     -----------
                                     $ 1,322,291
                                     ===========

                                      -8-
10. COMMITMENTS AND CONTINGENCIES:
----------------------------------
During 1985, certain officers of the Company purchased a minority interest in the Company. Under a shareholders' agreement, the Company is obligated to purchase from any such officer, upon their termination of employment, the outstanding shares they may own at a price to be determined by the Board of Directors; but, in no case, less than the amount paid by such officer. In addition, the Company and certain of its subsidiaries have adopted incentive stock option plans under which options to acquire common shares may be granted to key employees at fair market value on the date of the grant. The Company or its subsidiaries are obligated to repurchase shares granted under the incentive stock option plans upon the termination or death of the employee.

The shareholders' agreement also provides that a shareholder may tender, during a specified period each year, up to the greater of 25% of the shares owned by such shareholder or the greatest number of such shares tendered by such shareholder at any one prior tender for repurchase by the Company at the formula price set forth in the shareholders' agreement. The liability of the Company and its subsidiaries to repurchase shares held by the minority shareholders and shares resulting from the exercise of all outstanding stock options was $3,862,265 at December 31, 1996. The portion relating to the Company's subsidiaries' minority shareholders has been recorded as minority interest in the accompanying balance sheet.

During 1995, CSS entered into a loan agreement for $195 million. In connection with this loan agreement, Rapidforms, Inc. and subsidiaries entered into a guaranty agreement with the lender whereby Rapidforms, Inc. and subsidiaries guaranteed and became surety for the unconditional payment and performance to the lender for all obligations of CSS under this loan agreement.

The Company is involved in litigation relating to matters arising out of the Company's normal business activities. Management does not expect the outcome of this litigation to have a material adverse effect on the Company's financial condition.

11. RELATED-PARTY TRANSACTIONS:
-------------------------------

The Company has a borrowing agreement with a subsidiary of CSS. The maximum amount available under this agreement is $15 million with repayment due on demand. The maximum borrowings by the Company during 1996 and 1995 under the agreement were $13,323,966 and $10,218,838, respectively. Interest is paid monthly at a rate equal to 175 basis points in excess of the LIBOR rate. Interest expense under the agreement amounted to $747,375 and $547,666 in 1996 and 1995, respectively. As of December 31, 1996 and 1995, $7,501,839 and $9,891,921 was outstanding and accrued interest payable was $45,788 and $55,074, respectively.

The Company recorded management fees to CSS of $1,086,000 and $300,000 in 1996 and 1995, respectively. All management fees are included in general and administrative expenses.

CSS made a capital contribution to the Company of $445,000 in 1996.

12. SUBSEQUENT EVENT:
---------------------

On January 8,1997, the Company sold the stock of Rapidforms Limited, a U.K. subsidiary, for $4,300,000. The selling price is subject to adjustment based on the audited net asset value of Rapidforms Limited at December 31, 1996. The pre-tax gain from this sale for financial reporting purposes is estimated to be approximately $350,000.

b)   Pro Forma Financial Information

                      PRO FORMA COMBINED CONDENSED
                         FINANCIAL STATEMENTS

   On December 23, 1997, New England Business Service, Inc. (the
"Company") acquired all of the outstanding stock of Rapidforms, Inc. ("Rapidforms")for cash consideration of approximately $80,000,000, net of cash acquired.

   The following pro forma combined condensed financial statements are unaudited and have been prepared to give effect to (i) the acquisition of Rapidforms under the purchase method of accounting, (ii) the arrangements required to finance such acquisition consisting of a loan to the Company of $80,000,000 under its revolving line of credit, and (iii) adjustments based on available information and upon certain assumptions management believes are reasonable under the circumstances, as if this transaction had occurred on September 27, 1997 in the case of the combined condensed balance sheet, or on June 30, 1996 in the case of the pro forma combined condensed statements of income.

   The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the transaction occurred on the dates indicated, nor to project the Company's results of operations for any future period. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto of the Company included in its Form 10-K for the year ended June 28, 1997 and the audited financial statements and notes thereto of Rapidforms included in this Form 8-K.

                         PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                         September 27, 1997

                                            (Unaudited)
                                           (In Thousands)
                                                                               Pro Forma
                                                     NEBS         Rapidforms   Adjustments     Pro Forma
                                                     (1)             (1)        (2)(3)         Combined
                                                   --------       --------     -----------     ---------
ASSETS
Current Assets
  Cash and cash equivalents                        $  5,494       $   (897)    $    897         $  5,494
  Short term investments                                469          2,213       (2,213)             469
  Accounts receivable - net                          36,997          7,386                        44,383
  Inventories                                        12,000          7,378       (1,200)          18,178
  Direct mail advertising and prepaid exps            8,700          2,759        1,000           12,459
  Deferred income tax benefit                         7,900          1,156          544            9,600
                                                   --------       --------     --------         --------
     Total current assets                            71,560         19,995         (972)          90,583
Property and Equipment - net                         32,351         14,338       (2,000)          44,689
Property Held for Sale                                  631                                          631
Excess of Purchase Price over Net Asset Value        29,424         11,449       51,261           92,134
Other Assets - net                                    9,073         10,332      (10,332)           9,073
                                                   --------       --------     --------         --------
TOTAL ASSETS                                       $143,039       $ 56,114     $ 37,957         $237,110
                                                   ========       ========     ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt                               $    100                      $    100
  Accounts payable                                 $ 13,698          2,879     $    250           16,827
  Accrued expenses                                   20,257          4,978        4,206           29,441
                                                   --------       --------     --------         --------
     Total current liabilities                       33,955          7,957        4,456           46,368
Revolving Line of Credit                             24,000                      80,408          104,408
Deferred Income Taxes                                    18          2,866       (2,466)             418
Long-term Debt                                                         850                           850
Minority Interest                                                      530         (530)
STOCKHOLDERS' EQUITY
  Common stock                                       14,663             10          (10)          14,663
  Additional paid-in capital                         27,506          2,792       (2,792)          27,506
  Cumulative foreign currency translation adj        (1,775)                                      (1,775)
  Retained earnings                                  61,255         42,795      (42,795)          61,255
                                                   --------       --------     --------         --------
     Total                                          101,649         45,597      (45,597)         101,649
Less: Treasury stock                                (16,583)        (1,686)       1,686          (16,583)
                                                   --------       --------     --------         --------
Stockholders' Equity                                 85,066         43,911      (43,911)          85,066

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $143,039       $ 56,114     $ 37,957         $237,110
                                                   ========       ========     =========        ========

       See Notes to Pro Forma Combined Condensed Financial Statements

                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Year Ended June 28, 1997
                                        (unaudited)
                         (in thousands except per share amounts)
                                                           Pro Forma             Pro Forma
                                                   NEBS    Chiswick  Rapidforms  Adjustments  Pro Forma
                                                   (1)        (1)      (1)          (4)       Combined
                                                 --------  --------  ---------   ---------    ---------
NET SALES                                        $263,424  $ 35,766  $ 85,087    $            $384,277
OPERATING EXPENSES:
  Cost of sales                                    94,048    20,298    39,732                  154,078
  Selling and advertising                          90,367    10,304    25,793       5,520      131,984
  General and administrative                       45,949     2,868    11,127      (1,829)      58,115
  Exit costs                                        3,803                                        3,803
                                                 --------  --------  --------    --------     --------
     Total operating expenses                     234,167    33,470    76,652       3,691      347,980
INCOME FROM OPERATIONS                             29,257     2,296     8,435      (3,691)      36,297
OTHER INCOME/(EXPENSE):                             2,123    (1,358)      442      (5,979)      (4,772)
                                                 --------  --------  --------    --------     --------
INCOME BEFORE TAXES AND MINORITY INTEREST          31,380       938     8,877      (9,670)      31,525
PROVISION FOR INCOME TAXES                         12,731       375     3,289      (3,868)      12,527
                                                 --------  --------  --------    --------     --------
INCOME BEFORE MINORITY INTEREST                    18,649       563     5,588      (5,802)      18,998
MINORITY INTEREST                                                          89         (89)
                                                 --------  --------- --------    --------     --------
NET INCOME                                       $ 18,649  $    563  $  5,499    $ (5,713)    $ 18,998
                                                 ========  ========  ========    ========     ========
PER SHARE AMOUNTS:
Net Income                                       $   1.37                                         1.37
                                                 ========  ========  ========    ========     ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         13,643       274                             13,917
                                                 ========  ========  ========    ========     ========

          See Notes to Pro Forma Combined Condensed Financial Statements

                     PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Three Months Ended September 27, 1997
                                        (unaudited)
                          (in thousands except per share amounts)
                                                                        Pro Forma
                                                   NEBS     Rapidforms  Adjustments  Pro Forma
                                                   (1)        (1)          (4)
                                                ---------  --------    ---------    ---------
NET SALES                                        $ 75,615   $ 18,972    $            $ 94,587
OPERATING EXPENSES:
  Cost of sales                                    28,982      8,482                   37,464
  Selling and advertising                          24,894      7,165       1,380       33,439
  General and administrative                       12,151      2,487        (318)      14,320
                                                 --------   --------    --------     --------
     Total operating expenses                      66,027     18,134       1,062       85,223

INCOME FROM OPERATIONS                              9,588        838      (1,062)       9,364
OTHER INCOME/(EXPENSE):                               144         70      (1,407)      (1,193)
                                                 --------   --------    --------     --------
INCOME BEFORE TAXES AND MINORITY INTEREST           9,732        908      (2,469)       8,171
PROVISION FOR INCOME TAXES                          3,771        352        (988)       3,135
                                                 --------   --------    --------     --------
INCOME BEFORE MINORITY INTEREST                     5,961        556      (1,481)       5,036
MINORITY INTEREST                                                 19         (19)
                                                 --------   --------    --------     --------
NET INCOME                                       $  5,961   $    537    $ (1,462)    $  5,036
                                                 ========   ========    ========     ========
PER SHARE AMOUNTS:
Net income                                       $    .42                                 .36
                                                 ========   ========    ========     ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         14,145                              14,145
                                                 ========   ========    ========     ========

             See Notes to Pro Forma Combined Condensed Financial Statements

   Notes to Pro Forma Combined Condensed Financial Statements

1. On December 23, 1997, New England Business Service, Inc. ("NEBS") acquired from CSS Industries, Inc. all of the outstanding common stock of Rapidforms Inc. ("Rapidforms") for consideration of approximately $80,000,000 in cash. The source of the cash for the purchase price was a loan made to NEBS in the ordinary course of business under a revolving line of credit with BankBoston N.A. and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

Rapidforms and its subsidiaries collectively sell standard business forms, stationery, merchandising products and office supplies primarily by direct mail to small businesses throughout the United States. Rapidform's headquarters are located in Thorofare, New Jersey, with subsidiaries located in Bridgeton, New Jersey and Santa Fe Springs, California.

The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's September 27, 1997 unaudited consolidated balance sheet and Rapidform's unaudited balance sheet as of September 31, 1997. The Pro Forma Combined Consolidated Statements of Income include the Company's historical results for the applicable periods as previously reported, including the pro-forma impact of the acquisition of all of the assets and certain liabilities of Chiswick Trading, Inc. on March 31, 1997 and Rapidform's results for the same periods, derived from management's internal financial statements.

2. The pro forma adjustments to the Combined Condensed Balance Sheets are set forth below:

   a.) Cash and short-term investment balances of Rapidforms have been eliminated as they were not part of the acquisition.

   b.) The gross purchase price of $80,408,000 was funded by the borrowing of $80,408,000 in cash under a five year, committed, unsecured, revolving line of credit.

   c.) Prepaid, deferred mail costs of $1,000,000 have been estimated and accrued to reflect a consistent accounting treatment with NEBS.

   d.) The stockholders' equity and minority interest amounts of Rapidforms, Inc. have been eliminated as required under the purchase method of accounting.

   e.) Historical Rapidforms current and deferred tax balances have been eliminated, as they were not part of the acquisition. Deferred taxes have been created based on asset and liability balances set up in the acquisition accounting that will have different treatment between the books and tax.

   f.) Estimated transaction costs of $250,000 have been accrued and added to the excess of purchase price over the net value of assets acquired.

   g.) Fixed assets have been adjusted to reflect estimated fair market values, resulting in a $2,000,000 reduction of the historical amounts acquired.

   h.) Historical inventory amounts have been adjusted to reflect estimated reserves for obsolesence resulting in a reduction of $1,200,000.

3. For purposes of these pro forma financial statements, the excess of the purchase price over the net value of acquired assets has been shown as a single item on the pro forma combined condensed balance sheet. The final allocation of the excess of purchase price over net assets acquired is subject to appraisals, evaluations and other studies of the fair value of Rapidform's assets and liabilities. The pro forma combined condensed balance sheet ascribes value to Rapidform's customer lists, their tradename and goodwill, with amortization periods for such intangibles ranging between 2 and 40 years.

4. The pro forma adjustments to the Combined Consolidated Statements of Income for the year ended June 27, 1997 and the three months ended September 27, 1997 are set forth below by line item:

     a) Selling and advertising - to record estimated amortization expense of the customer list intangible asset.

     b) General and administrative - to record estimated amortization expense of acquisition related goodwill (fiscal year 1997 - $944,000, three months ended 9/27/97 - $236,000,), to eliminate management fees recorded to Rapidform's parent company (fiscal year 1997 $1,431,000, three months ended 9/27/97 - $265,000,), to eliminate amortization of intangible assets recorded by Rapidforms during the respective period (fiscal year 1997 - $1,342,000, three months ended 9/27/97 - $289,000).

     c) Other Income/(Expense) - to record interest expense at 7.00% on new borrowings based on anticipated balances outstanding and to eliminate a gain ($350,000) on the sale of a subsidiary by Rapidforms to NEBS recorded during January, 1997.

     d) Provision for Income Taxes - to record income taxes at the effective marginal rate.

     e)  Minority Interest - to eliminate minority interest.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEW ENGLAND BUSINESS SERVICE, INC.
                                      ----------------------------------
                                                (Registrant)

January 7, 1998                             /s/John F. Fairbanks
-----------------                           --------------------
      Date                                  John F. Fairbanks
                                            Vice-President-Chief
                                            Financial Officer
                                            (Principal Financial and
                                            Accounting Officer

3